As filed with the Securities and Exchange Commission on August 11, 2010
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

BIOCLINICA, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	11-2872047 (I.R.S. Employer Identification No.)

826 Newtown-Yardley Road, Newtown, Pennsylvania (Address of Principal Executive Offices)	18940-1721 (Zip Code)
BioClinica, Inc. 2010 Stock Incentive Plan
(Full Title of the Plan)

Mark L. Weinstein
President and Chief Executive Officer
BioClinica, Inc.
826 Newtown-Yardley Road,
Newtown, Pennsylvania 18940-1721
(Name and Address of Agent For Service)
(267) 757-3000
(Telephone Number, Including Area Code, of Agent For Service)
Copies to :
Emilio Ragosa, Esq.
Morgan, Lewis & Bockius LLP
502 Carnegie Center
Princeton, New Jersey 08540
tel: (609) 919-6600
fax: (609) 919-6701

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer”, “accelerated filer”, and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities		Offering Price Per	Aggregate Offering	Amount of
to be Registered	Amount to be Registered	Share	Price	Registration Fee
Common Stock, $0.00025 par value per share	1,371,616 shares(1)	$3.67 (2)	$5,033,831 (2)	$359.00

(1)	This Registration Statement registers an aggregate of 1,371,616 shares of the Registrant’s common stock, $0.00025 par value (the “Common Stock”), under the Registrant’s 2010 Stock Incentive Plan (the “Plan”), which consists of (i) 371,616 shares of Common Stock that are estimated to be available for issuance under the Registrant’s 2002 Stock Incentive Plan (the “2002 Plan”) that will be added to the share reserve available for award and issuance under the Plan, (ii) up to 250,000 shares of Common Stock underlying options or restricted stock unit awards outstanding under the 2002 Plan on the effective date of the Plan that will be added to the share reserve available for award and issuance under the Plan to the extent any such options or restricted stock units awards are subsequently forfeited or cancelled or otherwise expire or terminate unexercised, and (iii) 750,000 additional shares of Common Stock. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of the Common Stock that become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transactions in accordance with anti-dilution provisions of the Plan.

(2)	Estimated solely for the purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, and based upon the average of the reported high and low sales prices per share of the common stock of BioClinica, Inc. on August 6, 2010, as reported by the NASDAQ Global Market.

PART I

Item 1.	Plan Information*

Item 2.	Registrant Information and Employee Plan Annual Information*
* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the “Note” to Part I of Form S-8.
PART II
Information Required in the Registration Statement

Item 3.	Incorporation of Documents by Reference
The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):
(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed on March 30, 2010, pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in which there is set forth the audited financial statements for the Registrant’s fiscal year ended December 31, 2009;

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2010, filed on May 6, 2010, and the quarter ended June 30, 2010, filed on August 10, 2010 pursuant to Section 13(a) or 15(d) of the Exchange Act;

(c)	The Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 12, 2010;

(d)	The Registrant’s Current Reports on Form 8-K, filed with the Commission on March 26, 2010, May 14, 2010 and May 24, 2010; and

(e)	The Registrant’s Registration Statement on Form 8-A filed with the Commission on December 16, 2003, pursuant to Section 12(g) of the Exchange Act, in which there is described the terms, rights and provisions applicable to the Registrant’s outstanding Common Stock.
All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K under the Exchange Act shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 4.	Description of Securities
Not applicable.

Item 5.	Interests of Named Experts and Counsel
Not applicable.

Item 6.	Indemnification of Directors and Officers
Section 145 of the Delaware General Corporation Law (“DGCL”) empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys’ fees) incurred by any officer, director, employee or agent in defending such action, provided that the director or officer undertakes to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation. A corporation may indemnify such person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses (including attorneys fees) which he actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation’s by-law, agreement, vote or otherwise.
Our certificate of incorporation includes a provision that eliminates the personal liability of our directors to us or our stockholders for monetary damages for breach of their fiduciary duty to the maximum extent permitted by the DGCL. The DGCL does not permit liability to be eliminated (i) for any breach of a director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions, as provided in Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. In addition, as permitted in Section 145 of the DGCL, our certificate of incorporation and by-laws provide that we shall indemnify our directors and officers to the fullest extent permitted by the DGCL, including those circumstances in which indemnification would otherwise be discretionary, subject to certain exceptions. Our by-laws also provide that we shall advance expenses to directors and officers incurred in connection with an action or proceeding as to which they may be entitled to indemnification, subject to certain exceptions.

Each of our indemnification agreements with each of our executive officers and directors provides for indemnification to the maximum extent permitted by applicable law. We also indemnify each of our directors and executive officers with the maximum indemnification allowed to directors and executive officers by the DGCL, subject to certain exceptions, as well as certain additional procedural protections. In addition, we will generally advance expenses incurred by directors and executive officers in any action or proceeding as to which they may be entitled to indemnification, subject to certain exceptions.
The indemnification provisions in our certificate of incorporation and by-laws also permit indemnification for liabilities arising under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.
We currently carry director and officer liability insurance in the amount of $10,000,000.

Item 7.	Exemption from Registration Claimed
Not applicable.

Item 8.	Exhibits

Exhibit Number	Exhibit
5.1	Opinion of Morgan, Lewis & Bockius LLP, counsel to Registrant.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature pages of this Registration Statement).

99.1	2010 Stock Incentive Plan (incorporated by reference to Exhibit 10.2 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010).

Item 9.	Undertakings
A. The undersigned Registrant hereby undertakes:
(i) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(a)To include any prospectus required by Section 10(a)(3) of the Securities Act;
(b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(c)To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that paragraphs (i) and (ii) of this section do not apply if the Registration Statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(ii)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange

Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Newtown, Pennsylvania, on this 11th day of August, 2010.
BioClinica, Inc.

/s/ Mark L. Weinstein Mark L. Weinstein	President and Chief Executive Officer (Principal executive officer)

POWER OF ATTORNEY AND SIGNATURES
     We, the undersigned officers and directors of BioClinica, Inc., hereby severally constitute and appoint Mark L. Weinstein, our true and lawful attorney, with full power to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable BioClinica, Inc. to comply with the provisions of the Securities Act, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said registration statement and any and all amendments thereto.
     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

By:	/s/ MARK L. WEINSTEIN Mark L. Weinstein	President, Chief Executive Officer and Director (principal executive officer)	August 11, 2010
By:	/s/ TED I. KAMINER Ted I. Kaminer	Executive VP Finance & Administration and Chief Financial Officer (principal financial and accounting officer)	August 11, 2010
By:	/s/ JEFFREY H. BERG Jeffrey H. Berg	Director	August 11, 2010
By:	/s/ RICHARD F. CIMINO Richard F. Cimino	Director	August 11, 2010
By:	/s/ E. MARTIN DAVIDOFF, ESQ., CPA E. Martin Davidoff, Esq., CPA	Director	August 11, 2010
By:	/s/ DAVID E. NOWICKI, D.M.D. David E. Nowicki, D.M.D.	Chairman of the Board of Directors	August 11, 2010
By:	/s/ DAVID STACK David Stack	Director	August 11, 2010
By:	/s/ JAMES A. TAYLOR, PH.D. James A. Taylor, Ph.D.	Director	August 11, 2010
By:	/s/ ADEOYE Y. OLUKOTUN, M.D., M.P.H., F.A.C.C., FAHA Adeoye Y. Olukotun, M.D., M.P.H., F.A.C.C., FAHA	Director	August 11, 2010

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.
EXHIBITS
TO
FORM S-8
UNDER THE
SECURITIES ACT OF 1933
BIOCLINICA, INC.

EXHIBIT INDEX

Exhibit Number	Exhibit
5.1	Opinion of Morgan, Lewis & Bockius LLP, counsel to Registrant.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature pages of this Registration Statement).

99.1	2010 Stock Incentive Plan (incorporated by reference to Exhibit 10.2 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010).